FOURTH AMENDED AND RESTATED LOAN AGREEMENT



                           dated as of



                         January 15, 1996



                             between



                          INTRENET, INC.

                       and its Subsidiaries

                               and



                   THE HUNTINGTON NATIONAL BANK

            FOURTH AMENDED AND RESTATED LOAN AGREEMENT

     This Fourth Amended and Restated Loan Agreement (this "Agreement") is entered into at Columbus, Ohio, by, between and among The Huntington National Bank (herein the "Bank") as lender, and Intrenet, Inc. (herein the "Borrower"), and Advanced Distribution System, Inc., Eck Miller Transportation Corporation, Mid-Western Transport, Inc., Roadrunner Enterprises, Inc., Roadrunner Trucking, Inc., Roadrunner Distribution Services, Inc. and Roadrunner International Services, Inc. (herein collectively referred to as the "Subsidiaries"; the Borrower and the Subsidiaries are herein collectively and separately referred to as a "Company" or the "Companies"), as borrowers, as of the 15th day of January, 1996. The Agreement is made pursuant to the following recitals:

                             RECITALS

     A. On February 24, 1988, the Borrower, certain of its subsidiaries, the Bank, Merchants National Bank & Trust Company of Indianapolis, now known as National City Bank, Indiana (herein "National City"; the Bank and National City are sometimes hereinafter collectively referred to as the "Banks"), and The Huntington National Bank, as Agent for the Bank and National City (the "Agent"), executed a loan agreement (herein the "1988 Loan Agreement"), which sets forth the terms and conditions of certain loans and extensions of credit; and

     B. Pursuant to the 1988 Loan Agreement, on or about February 24, 1988, and March 4, 1988, the Borrower and certain of its Subsidiaries executed and delivered to the Banks and the Agent certain other loan documents in connection with the extensions of credit provided for in the 1988 Loan Agreement, including without limitation, closing certificates, revolving notes with term options, letter of credit reimbursement agreements, security agreements, continuing guaranties unlimited, an escrow agreement, a Regulation U Statement, and related documents (herein collectively the "1988 Closing Documents"); and

     C. On or about March 18, 1988, the Borrower, certain of its Subsidiaries, the Banks and the Agent executed a First Amendment to Loan Agreement (herein the "First Amendment") which modified provisions and terms of the 1988 Loan Agreement in connection with a certain Employee Stock Ownership Plan transaction; and

     D. On or about April 15, 1988, the Borrower, certain of its Subsidiaries, the Banks and the Agent executed a Second Amendment to Loan Agreement (herein the "Second Amendment") which modified provisions and terms of the 1988 Loan Agreement in connection with the sale by the Borrower to Pinnacle Enterprises, Inc. of shares of capital stock of Kintla Enterprises, Inc.; and

     E. On or about May 11, 1988, the Borrower, certain of its subsidiaries, the Banks and the Agent executed a Third Amendment to Loan Agreement (here in the "Third Amendment") which modified provisions and terms of the 1988 Loan Agreement in connection with certain ownership and management changes; and

     F. On or about May 16, 1988, the Borrower, certain of its subsidiaries, the Banks and the Agent executed a Fourth
Amendment to Loan Agreement (herein the "Fourth Amendment") which modified provisions and terms of the 1988 Loan Agreement in connection with certain duties and lending percentages between Huntington and National City;

     G. On or about July 22, 1988, the Borrower, certain of its subsidiaries, the Banks and the Agent executed a Fifth Amendment to Loan Agreement (herein the "Fifth Amendment") which modified provisions and terms of the 1988 Loan Agreement in connection with certain duties and lending percentages between Huntington and National City, changes in management and ownership, and the agreement of Roadrunner Enterprises, Inc. to be bound by the terms and conditions of the 1988 Loan Agreement (the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, and Fifth Amendment are herein collectively referred to as the "Amendments"); and

     H. On or about July 22, 1988, the Borrower and certain of its subsidiaries executed and delivered to the Banks and the Agent in connection with the 1988 Loan Agreement and the Amendments, a collateral assignment and security agreement for a certain promissory note owing to the Borrower from Pinnacle Enterprises, Inc., substitute revolving notes and standby letter of credit reimbursement agreements, closing certificate of Roadrunner Enterprises, Inc., Federal Reserve Form U-l, a continuing guaranty unlimited of Roadrunner Enterprises, Inc., a security agreement of Roadrunner Enterprises, Inc., financing statements of Roadrunner Enterprises, Inc. and related documents (herein collectively the "Supplemental Documents"). The 1988 Loan Agreement, the 1988 Closing Documents, the Amendments and the Supplemental Documents are herein collectively referred to as the "1988 Loan Documents"; and

     I. On or about February 6, 1989, the Borrower, certain of its Subsidiaries, the Banks and the Agent executed an amended and restated loan agreement (herein the "1989 Loan Agreement"), which sets forth the terms and conditions of certain loans and extension of credit; and

     J. Pursuant to the 1989 Loan Agreement, on or about February 6, 1989, the Borrower and certain of its subsidiaries executed and delivered to the Banks and the Agent certain other loan and security documents in connection with the extensions of credit provided for in the 1989 Loan Agreement, including without limitation, certain revolving promissory notes, a certain letter of credit reimbursement agreement, mortgages, deeds of trust, security agreements, assignments, powers of attorney, cash management agreements, controlled disbursement agreements, closing certificates, loan expense and disbursement statements, covenants not to sue, a certain intercorporate funding agreement, regulation, statements, a certain record assignment, affidavits, and related documents (herein collectively the "1989 Closing Documents"); and

     K. On or about May 12, 1989, the Borrower, certain of its subsidiaries, the Banks and the Agent executed a first amendment to amended and restated loan agreement (the "First Amendment to the 1989 Loan Agreement"), which modified provisions and terms of the 1989 Loan Agreement in connection with the amount of the extension of credit and to provide for a certain fee to the Banks for the same; and

     L. On or about September 7, 1990, the Borrower, certain of its subsidiaries, the Banks and the Agent executed a second amendment to amended and restated loan agreement (herein the "Second Amendment to the 1989 Loan Agreement"), which modified provisions and terms of the 1989 Loan Agreement in connection with the maximum amount of credit extended under the 1989 Loan Agreement and to modify the provisions of the lending formula applicable to such extension of credit. The 1989 Loan Agreement, the 1989 Closing Documents, the First Amendment to the 1989 Loan Agreement, and the Second Amendment to the 1989 Loan Agreement are herein collectively referred to as the "1989 Loan Documents"; and

     M. On or about January 15, 1991, the Banks, the Agent , and the Companies (with the exception of Roadrunner Distribution Services, Inc. and Roadrunner International Services, Inc.) executed a certain Second Amended and Restated Loan Agreement (herein the "1991 Loan Agreement"), which sets forth the terms and conditions of certain loans and extensions of credit; and

     N. On or about January 15, 1991, pursuant to the 1991 Loan Agreement, the Companies (with the exception of Roadrunner Distribution Services, Inc. and Roadrunner International Services, Inc.) executed and delivered to the Banks and the Agent certain other loan and security documents in connection with the extension of credit provided for in the 1991 Loan Agreement, including without limitation, certain revolving notes, fixed asset notes, short term notes, a letter of credit reimbursement agreement, an intercorporate funding agreement, security agreements, Regulation U statements, stock certificates, financing statements, mortgages, mortgage modification agreements and related documents (herein collectively the "1991 Closing Documents"); and

     O. On or about September 27, 1991, the Banks, the Agent and the Companies (with the exception of Roadrunner Distribution Services, Inc. and Roadrunner International Services, Inc.) executed a certain First Amendment to Second Amended and Restated Loan Agreement (the "First Amendment to the 1991 Loan Agreement"), thereby amending and modifying certain terms contained in the 1991 Loan Agreement; and

     P. On or about November 22, 1991, the Banks, the Agent and the Companies (with the exception of Roadrunner Distribution Services, Inc. and Roadrunner International Services, Inc.) executed a certain Second Amendment to Second Amended and Restated Loan Agreement (the "Second Amendment to the 1991 Loan Agreement"), thereby amending and modifying certain terms contained in the 1991 Loan Agreement; and

     Q. On or about March 24, 1992, the Banks, the Agent and the Companies (with the exception of Roadrunner International Services, Inc.) executed a certain Third Amendment to Second Amended and Restated Loan Agreement (the "Third Amendment to the 1991 Loan Agreement") thereby amending and modifying certain terms contained in the 1991 Loan Agreement; and

     R. On or about April 9, 1992, the Banks, the Agent and the Companies executed a certain Fourth Amendment to Second Amended and Restated Loan Agreement (the "Fourth Amendment to the 1991 Loan Agreement") thereby amending and modifying certain terms contained in the 1991 Loan Agreement; and

     S. On or about September 27, 1991, November 22, 1991, March 24, 1992, April 9, 1992 and on various other dates, the Companies executed and delivered to the Banks certain other loan and security documents, agreements, instruments, certificates, mortgages, mortgage modification agreements and financing statements in connection with the 1991 Loan Agreement and the indebtedness referred to therein (all of the foregoing, together with the 1991 Closing Documents, the First Amendment to the 1991 Loan Agreement, the Second Amendment to the 1991 Loan Agreement, the Third Amendment to the 1991 Loan Agreement and the Fourth Amendment to the 1991 Loan Agreement are herein collectively referred to as the "1991 Loan Documents"); and

     T. As of January 19, 1993, the Companies satisfied their obligations to National City under a certain Revolving Note dated as of January 15, 1991 in the original principal amount of $5,361,300.00, a certain Fixed Asset Note dated as of January 15, 1991 in the original principal amount of $2,164,500.00, and a certain Short Term Note dated as of January 15, 1991 in the original principal amount of $999,000.00, and National City assigned to the Bank all of its risk participation interest in the Letters of Credit (as defined in Section 1.3 below); and

     U. On or about January 19, 1993, the Bank and the Companies executed a certain Third Amended and Restated Loan Agreement (hereinafter the "1993 Loan Agreement"), which sets forth the terms and conditions of certain loans and extensions of credit; and

     V. On or about January 19, 1993, pursuant to the 1993 Loan Agreement, the Companies executed and delivered to the Bank certain other loan and security documents in connection with the extensions of credit provided for in the 1993 Loan Agreement, including without limitation, a Revolving Note, a Term Note, a substitute Standby Letter of Credit Reimbursement Agreement, a Master Fund Management Agreement, a substitute Intercorporate Funding Agreement, a Warrant Certificate with respect to rights to purchase shares of common stock of the Borrower, UCC-1 financing statements, UCC-3 amendments and continuation statements, mortgages, mortgage modification agreements, a Covenant Not to Sue, a Compliance Certificate, a Registration Rights Agreement and related documents (herein collectively the "1993 Closing Documents"); and

     W. On or about November 10, 1993, the Bank and the Companies executed a certain First Amendment to Third Amended and Restated Loan Agreement (the "First Amendment to the 1993 Loan Agreement"), thereby amending and modifying certain terms contained in the 1993 Loan Agreement; and

     X. On or about August 3, 1994, the Bank and the Companies executed a certain Second Amendment to Third Amended and Restated Loan Agreement (the "Second Amendment to the Third Amended and Restated Loan Agreement"), thereby amending and modifying certain terms contained in the 1993 Loan Agreement; and

     Y. On or about November 10 , 1993, August 3, 1994, and on various other dates, the Companies executed and delivered to the Bank certain other loan and security documents, agreements, instruments, certificates, mortgages, mortgage modification agreements and financing statements in connection with the 1993 Loan Agreement and the indebtedness referred to therein (all of the foregoing, together with the 1993 Closing Documents, the First Amendment to the 1993 Loan Agreement and the Second Amendment to the 1993 Loan Agreement are herein collectively referred to as the "1993 Loan Documents"); and

     Z.   The Bank and the Companies desire to amend and restate
the 1993 Loan Agreement.          NOW, THEREFORE, in
consideration of the foregoing and the mutual covenants and promises contained herein, the Bank and Companies do hereby amend, restate, modify and agree as follows:

 SECTION 1.  AMOUNT OF LOAN.

     The Bank agrees to extend credit to the Companies up to the aggregate sum of $33,000,000.00 (herein referred to as the "Loan"), subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein. The Loan shall be comprised of the credit facilities described in paragraphs 1.1, 1.2, and 1.3 below.

1.1  Revolving Loan.

     The Bank agrees to extend credit to the Companies pursuant to a revolving credit facility up to the maximum principal amount of $28,000,000.00 (herein referred to as the "Revolving Loan"), subject to paragraphs 1.3 and 1.4 below and to the terms and conditions of this Agreement; provided, however, that the outstanding principal balance of the Revolving Loan, plus the aggregate outstanding stated amounts of the Letters of Credit (as defined below) shall never exceed $28,000,000.00. The outstanding principal of the Revolving Loan may be increased and decreased an unlimited number of times prior to January 1, 1999 (the Revolving Loan Termination Date"). The Companies' right to obtain advances pursuant to the Revolving Loan shall terminate on, and the unpaid principal balance plus all accrued interest on the Revolving Loan shall be due and payable on, the Revolving Loan Termination Date; provided, however, that the Bank shall have no obligation to advance or re-advance any sums pursuant to the Revolving Loan at any time when there exists any set of facts or circumstances that, by itself, upon the giving of notice, the lapse of time, or any one or more of the foregoing, would constitute an Event of Default under this Agreement.

1.2  Term Loan.

     The Bank agrees to extend credit to the Companies pursuant to a term facility in the principal amount of $5,000,000.00 (herein referred to as the "Term Loan"), subject to paragraph
1.4 below and to the terms and conditions of this Agreement.
The principal balance of the Term Loan shall be due and payable in sixteen consecutive quarterly installments of $312,500.00 each, beginning on April 1, 1996, and continuing on each July 1, October 1, January 1 and April 1 thereafter through and including October 1, 1999, and with the final installment due on December 31, 1999 (the "Term Loan Termination Date").

1.3  Letters of Credit.

     The Bank agrees to issue for the account of the Companies, subject to paragraph 1.4 below and to the terms and conditions of this Agreement, one or more standby letters of credit (the "Letters of Credit") (which commitment and commitment amount shall include standby letters of credit issued pursuant to the 1989 Loan Documents, 1991 Loan Documents and 1993 Loan Documents), up to the maximum aggregate stated amount outstanding at any one time of $12,000,000.00 for the purposes stated in Section 5 hereof; provided, however, that the outstanding principal balance of the Revolving Loan, plus the aggregate outstanding stated amounts of the Letters of Credit shall never exceed $28,000,000.00; provided, further, that the Bank shall have no obligation to issue any such Letter of Credit at any time that there exists any set of facts or circumstances that, by itself, upon the giving of notice, or the lapse or time, or any one or more of the foregoing, would constitute an Event of Default under this Agreement. None of the Letters of Credit shall have an expiration date later than the Revolving Loan Termination Date.

1.4  Maximum Amount of the Loan.

     Notwithstanding the individual limits of the Revolving Loan, the Term Loan, and the Letters of Credit set forth in Sections 1.1, 1.2 and 1.3 above, the outstanding principal balance of the Revolving Loan, plus the outstanding principal balance of the Term Loan, plus the aggregate outstanding stated amounts of the Letters of Credit shall never exceed the sum of $33,000,000.00.

1.5  Amendment and Restatement of Loan Agreement, Assumption and
Reaffirmation.

     The indebtedness and obligations evidenced by this Agreement and all instruments, agreements, and documents executed in connection herewith constitute an amendment, renewal, modification, restatement, and restructure of the indebtedness and obligations of the Companies evidenced by the 1988 Loan Documents, the 1989 Loan Documents, the 1991 Loan
Documents and the 1993 Loan Documents.   All Uniform Commercial
Code financing statements and all security agreements and/or collateral assignments executed and delivered to the Banks in connection with the 1988 Loan Documents, the 1989 Loan Documents, the 1991 Loan Documents and the 1993 Loan Documents shall remain in full force and effect in all respects as if the indebtedness and obligations secured and perfected with respect to such Uniform Commercial Code financing statements, security agreements, and collateral assignments had been payable originally as provided by this Agreement and by the instruments, agreements, and documents executed in connection herewith. Any and all references in the 1988 Loan Documents, 1989 Loan Documents, 1991 Loan Documents or 1993 Loan Documents to the effect that such 1988 Loan Documents, 1989 Loan Documents, 1991 Loan Documents or 1993 Loan Documents have been executed pursuant to, in connection with, or subject to the 1988 Loan Agreement, 1989 Loan Agreement, 1991 Loan Agreement or 1993 Loan Agreement or to the indebtedness or obligations outstanding pursuant to the 1988 Loan Agreement, 1989 Loan Agreement, 1991 Loan Agreement or 1993 Loan Agreement shall, unless the context otherwise requires, hereinafter be deemed to constitute a reference to the effect that such 1988 Loan Documents, 1989 Loan Documents, 1991 Loan Documents and 1993 Loan Documents are executed pursuant to, in connection with, or subject to this Agreement and to the indebtedness and obligations outstanding pursuant to this Agreement. The Companies hereby assume and reaffirm all of the monetary obligations and indebtedness evidenced by the 1988 Loan Documents, 1989 Loan Documents, 1991 Loan Documents and 1993 Loan Documents and agree that all of their monetary obligations and indebtedness set forth therein shall remain in full force and effect, except as modified by this Agreement or by the terms of any notes, instruments or agreements executed in connection herewith.

1.6  Lending Formula.

     The aggregate stated amount outstanding pursuant to the Letters of Credit plus the aggregate unpaid principal balance of the Revolving Loan shall not exceed (a) 80% of the Companies' "Eligible Accounts," plus (b) 70% of the Companies' "Eligible Unbilled Accounts," plus (c) 50% of "Eligible Maintenance Inventory" (collectively the "Borrowing Base"), as defined below.

     The term "Eligible Unbilled Accounts" means the portion of the Companies' accounts that the Bank determines in good faith from time to time, based on credit policies, market conditions, the Companies' business or the creditworthiness of the Companies' account debtors is eligible for use in calculating the Borrowing Base. Without limiting the Bank's right to determine which accounts are Eligible Unbilled Accounts, no account will be eligible for use in calculating the Borrowing Base, unless, at a minimum, such account is an account arising in the ordinary course of the Companies' business owing to the Companies (excluding sales or other taxes) from a party (the "Account Debtor") which meets all the following requirements until it is lawfully invoiced to the Account Debtor (a) the account arises from the Companies' completed performance of services that have not yet been invoiced to the Account Debtor;
(b) upon being invoiced, the account shall be due and payable not more than 15 days from the date of the invoice therefor; (c) the account is not subject to any prior assignment, claim, lien, security interest, setoff, credit, contra account, allowance, adjustment, levy, return of goods, or discount; (d) the account did not arise from a transaction with a person, corporation or entity affiliated with the Companies; (e) the Companies have not received notice of bankruptcy or insolvency of the Account Debtor; (f) the account is not evidenced by any chattel paper, promissory note, payment instrument or written agreement; (g) except for accounts that arise from an Account Debtor whose mailing address or executive office is located in Canada and that do not arise from a contract with any government or agency thereof or from a consumer, the account does not arise from an Account Debtor whose mailing address or executive office is located outside the United States; (h) the account does not arise from an Account Debtor who has more than 50% of its accounts with the Companies more than 45 days past due; and (i) the Bank has not notified the Companies that the account or the Account Debtor is unsatisfactory or unacceptable (although the Bank reserves the right to do so in good faith and in its sole discretion at any time).

     The term "Eligible Accounts" means the portion of the Companies' accounts that the Bank determines in good faith from time to time, based on credit policies, market conditions, the Companies' business or the creditworthiness of the Companies' account debtors is eligible for use in calculating the Borrowing Base. Without limiting the Bank's right to determine which accounts are Eligible Accounts, no account will be eligible for use in calculating the Borrowing Base, unless, at a minimum, such account is an account arising in the ordinary course of the Companies' business owing to the Companies (excluding sales or other taxes) from a party (the "Account Debtor" ) which meets all the following requirements until it is collected in full:
(a) the account is due and payable not more than 15 days from the date of the invoice therefor and is not more than 45 days past-due; (b) the account arises from the Companies' completed performance of services that have been lawfully invoiced to the Account Debtor; (c) the account is not subject to any prior assignment, claim, lien, security interest, setoff, credit, contra account, allowance, adjustment, levy, return of goods, or discount; (d) the account did not arise from a transaction with a person, corporation or entity affiliated with the Companies;
(e) the Companies have not received notice of bankruptcy or insolvency of the Account Debtor; (f) the account is not evidenced by any chattel paper, promissory note, payment instrument or written agreement; (g) except for accounts that arise from an Account Debtor whose mailing address or executive office is located in Canada and that do not arise from a contract with any government or agency thereof or from a consumer, the account does not arise from an Account Debtor whose mailing address or executive office is located outside the United States; (h) the account does not arise from an Account Debtor who has more than 50% of its accounts with the Companies more than 45 days past due; (i) the account does not arise from an Account Debtor to whom the Company has determined to ship goods on a "cash on delivery" or C.O.D. basis, unless the Bank determines in its sole discretion that said account is acceptable and (j) the Bank has not notified the Companies tat the account or the Account Debtor is unsatisfactory or unacceptable (although the Bank reserves the right to do so in good faith and in its sole discretion at any time).

     The term "Eligible Maintenance Inventory" means the portion of the Companies' inventory consisting of supplies and replacement parts for trucks and trailers that the Bank determines from time to time, based upon credit policies, market conditions, the Companies' business and other matters is eligible for use in calculating the Borrowing Base. For purposes of determining the Borrowing Base, Eligible Maintenance Inventory (unless the Bank agrees otherwise in writing) shall not include slow moving, obsolete or discontinued inventory, packaging, inventory in the control of a third person for storage, consigned inventory or inventory in transit, and all inventory shall be valued at the lesser of cost (on a FIFO basis) or market.

SECTION 2.  INTEREST RATES.

2.1   Prime Commercial Rate.

     The Companies, jointly and severally, agree to pay to the Bank monthly interest on the unpaid balance of the Revolving Loan at a variable rate of interest per annum equal to one-half percentage point per annum (1/2%) in excess of the Prime Commercial Rate of the Bank, from time to time in effect, with each change in the Prime Commercial Rate automatically and immediately changing the interest rate on the Revolving Loan
without notice to the Companies;   Accrued interest on the
unpaid principal balance of the Revolving Loan shall be payable monthly on the first day of each month, and at maturity, whether by acceleration or otherwise (the "Revolving Loan Interest Payment Dates"). The Companies, jointly and severally, agree to pay to the Bank quarterly interest on the unpaid balance of the Term Loan at a variable rate of interest per annum equal to one-half percentage point (1/2%) in excess of the Prime Commercial Rate of the Bank, from time to time in effect, with each change in the Prime Commercial Rate automatically and immediately changing the interest rate on the Term Loan without notice to the Companies. Accrued interest on the unpaid principal balance of the Term Loan shall be payable quarterly on each January 1, April 1, July 1 and October 1, and at maturity, whether by acceleration or otherwise (the "Term Loan Interest
Payment Dates").    Interest shall be calculated on a 360 day
year basis and shall be based on the actual number of days which elapse during the interest calculation period. "Prime Commercial Rate" as used herein shall mean the rate established by the Bank from time to time based on its consideration of economic, money market, business and competitive factors, and it is not necessarily the Bank's most favored rate.

2.2  Interest Rate After Default.

     If the Companies fail to make any payment of interest or principal or other payment due on any note or letter of credit reimbursement agreement executed in connection with this Agreement on or before five (5) business days after the date such payment is due, or if the Companies shall fail to make any payment required by Section 6.1 or 6.2 of this Agreement on or before thirty (30) business days after the date such payment is due, or if any other Event of Default occurs hereunder and is not cured or waived with 120 days after the date of such Event of Default, or if the Bank shall declare the entire principal and all interest accrued on all notes and any other obligations outstanding pursuant to this Agreement to be due and payable, then interest shall thereafter accrue on the outstanding principal balance of the Revolving Loan and Term Loan and any unreimbursed draws under the Letters of Credit at a rate equal to three and one-half percentage points (3-1/2%) in excess of the Prime Commercial Rate of the Bank.

 SECTION 3.  EVIDENCE OF THE LOAN.

     The Revolving Loan shall be evidenced by a promissory note, which note shall be in the form of Exhibit A attached hereto, or by one or more notes subsequently executed in substitution therefor. The Term Loan shall be evidenced by a promissory note, which note shall be in the form of Exhibit B attached hereto, or by one or more notes subsequently executed in substitution therefor. The obligations of the Companies pursuant to the issuance of the Letters of Credit shall be evidenced by a Standby Letter of Credit Reimbursement Agreement, which agreement shall be in the form of Exhibit C attached hereto, or by one or more applications and agreements for standby letters of credit executed in substitution therefor. Repayment of the Loan shall be made in accordance with the terms of the notes and agreements then outstanding pursuant to this Agreement.

 SECTION 4.  PREPAYMENT.

     Subject to the terms and conditions of this Agreement, the Companies shall have the right to prepay at any time and from time to time before maturity any amount or amounts due to the Bank pursuant to this Agreement or to any notes or agreements executed pursuant hereto or to seek cancellation of the Letters of Credit; provided, that if the Companies prepay the Revolving Loan and the Term Loan in full prior to (i) December 31, 1996, the Companies shall jointly and severally pay to the Bank a prepayment fee equal to $300,000.00; (ii) December 31, 1997, but on or after December 31, 1996, the Companies shall jointly and severally pay to the Bank a prepayment fee equal to $250,000.00; (iii) December 31, 1998, but on or after December 31, 1997, the Companies shall jointly and severally pay to the Bank a prepayment fee equal to $200,000.00; provided, however, that no such prepayment fee shall be due if the Revolving Loan and the Term Loan are prepaid in full solely as a result of the refinancing or restructuring of such obligations by the Bank.
If the Bank, in its sole and absolute discretion, determines not to renew or extend the maturity of the Revolving Loan, then the Term Loan shall be due and payable at the maturity of the Revolving Loan.

SECTION 5.   USE OF PROCEEDS.

     The proceeds of the Revolving Loan and the Term Loan shall be used by the Companies for working capital needs and expenses incurred in the ordinary course of the Companies' businesses. The Letters of Credit shall be used to assure performance by the Companies under insurance plans and bonding plans, for fuel purchase and fuel tax requirements, in connection with fuel credit cards and driver advances in an amount not to exceed $500,000.00, and to secure performance by the Companies under any equipment leasing transactions permitted by this Agreement.

 SECTION 6.   COSTS, EXPENSES AND FEES.

 6.1  Revolving and Term Loan Fee.

     The Companies shall jointly and severally pay to the Bank in respect of the Revolving Loan and the Term Loan a monthly service and collateral management fee (the "Revolving and Term Loan Fee") in the amount of $9,000.00, payable on the first day of each month during which any balance under the Revolving Loan or Term Loan is outstanding.

6.2  Letter of Credit Fees.

     The Companies shall jointly and severally pay to the Bank a fee in respect of the Letters of Credit in the amount of one percent (1%) per annum of the stated amount of each Letter of Credit issued or renewed and outstanding during such year, which fee shall be paid to the Bank upon the issuance or renewal of each Letter of Credit and which fee shall be prorated for each Letter of Credit for which the expiry date is less than one
year.   The Companies shall also pay any and all other fees,
costs and expenses as may be provided for in the Standby Letter of Credit Reimbursement Agreement.

6.3  Restructure Fee.

     The Companies shall jointly and severally pay to the Bank a restructure fee in respect of the Loan in the amount of $50,000.00, which fee shall be fully earned as of the date of this Agreement, but shall be payable (a) in the following installments: $25,000.00 on February 1, 1996; and $25,000.00 on
January 1, 1997; or (b) upon acceleration of the Loan, whichever is earlier.

6.4  Other Costs.

     The Companies jointly and severally agree to pay all costs and expenses (a) incidental to the extensions of credit provided for in this Agreement and any amendment, extension, modification, restatement, restructure hereof, (b) as provided in any security agreement or document executed in connection herewith, (c) in connection with the enforcement of the Bank's rights related to any of the foregoing, (d) in connection with any sale or attempted sale of any interest herein to a participant or co-lender, and (e) in connection with any litigation, contest, dispute, proceeding or action in any way relating to any collateral security or to this Agreement, whether any of the foregoing are incurred prior to or after maturity, the occurrence of an Event of Default, or the rendering of a judgment. Such costs shall include, but not be limited to, reasonable fees and out-of-pocket expenses of the Bank's counsel, title insurance premiums and costs, recording fees, appraisal fees, Phase I environmental survey fees, other survey fees, inspection fees, revenue stamps and note and mortgage taxes.

6.5  Increased Capital.

     If, after the date hereof, the Bank determines that (i) the adoption or implementation of or any change in, or in the interpretation or administration of, any law or regulation or any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising jurisdiction, power or control over the Bank or banks or financial institutions generally (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (ii) the amount of such capital is increased by or based upon (A) the making or maintenance by the Bank of the Loan, any participation in or obligation to participate in the Loan, Letters of Credit or other advances made hereunder or the existence of any obligation to make the Loan, or (B) the issuance or maintenance by the Bank of, or the existence of the Bank's obligation to issue, Letters of Credit, then, in any such case, upon written demand by the Bank, the Companies, jointly and severally, shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a summary of the basis for such demand with detailed calculations.

SECTION 7.  SECURITY FOR LOAN.

     As security for the Loan, the Companies shall grant to the Bank a first priority lien against all the Companies' accounts receivable, contract rights, general intangibles, documents, inventory, fixtures, equipment, instruments, licenses, franchises, real estate, chattel paper, motor vehicles, automobiles, trucks, vans and trailers, lease rentals, patents, trademarks, trade names, intellectual property, stock, securities, all of the Companies' real and personal property, and the proceeds of all of the foregoing whether now owned or hereafter acquired or created by the Companies subject only to those liens and encumbrances set forth on Exhibit D to this Agreement. At the request of the Bank, the Companies shall authorize and cause to be executed any and all documents which the Bank shall reasonably require in order to effect the foregoing. The Companies shall execute and deliver to the Bank security agreements, mortgages, deeds of trust, assignments of rents and leases and Uniform Commercial Code financing statements in form and content reasonably satisfactory to the Bank. In addition, the Companies shall provide the Bank with any title insurance policies, surveys, environmental surveys, appraisals and other documents or assurances reasonably required by the Bank in form and content satisfactory to the Banks. Nothing contained in this Agreement or in any security agreement, mortgage, deed of trust or other document executed in connection herewith shall affect or modify any security interest, assignment, financing statement or mortgage previously granted to the Bank prior to the date hereof. All such interests and financing statements previously granted or executed and delivered to the Banks shall remain in full force and effect.

 SECTION 8.  WARRANTIES AND REPRESENTATIONS.

     The Companies warrant and represent to the Bank:

8.1  Subsidiaries.

     The Companies have no subsidiaries except as set forth on the attached Exhibit E.

8.2  Corporate Organization and Authority.

     The Companies:

     (a)  are corporations duly organized, validly existing and
in good standing under the laws          of the State of their
respective incorporation as set forth on the attached Exhibit E;

     (b)  have all requisite power and authority and all
necessary licenses and permits to own          and operate their
properties and to carry on their businesses as now conducted and as presently proposed to be conducted, except where the
failure to obtain licenses and          permits would not have a
material adverse effect on the Companies taken as a whole;
  and

     (c)  are qualified and authorized to do business as
corporations or foreign corporations          in every
jurisdiction in which they do business, except where the failure
to be so          qualified would not have a material adverse
effect on the Companies taken as a whole.

8.3  Financial Statements; Full Disclosure.

     The financial statements for the fiscal year ending December 31, 1994, and the fiscal quarter ending September 30, 1995, which have been supplied to the Bank have been prepared in accordance with Generally Accepted Accounting Principles and fairly represent the Companies' financial condition as of such date. No material adverse change in the Companies' financial condition has occurred since September 30, 1995. In addition, the financial analyses, reports, business plans, projections, and pro forma financial statements for fiscal years 1995 through 1998 which have been supplied to the Bank have been prepared in accordance with Generally Accepted Accounting Principles and are based on reasonable, good faith assumptions about the Company's financial condition and projected financial condition as of the dates of such financial information or projections. No adverse change has occurred which would materially alter any such analyses, reports, business plans, financial statements, projections, or assumptions. The financial statements and the financial analyses or information referred to in this paragraph do not, nor does this Agreement or any written statement furnished by the Companies to the Banks in connection with obtaining the Loan, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. The Companies have disclosed to the Banks in writing or orally all facts which materially affect the properties, business, prospects, profits or condition (financial or otherwise) of the Companies or the ability of the Companies to perform this Agreement.

8.4  Pending Litigation.

     Except as may be disclosed on Exhibit F attached hereto, there are no proceedings pending, or, to the knowledge of the Companies, threatened against or affecting the Companies in any court or before any governmental authority or arbitration board or tribunal which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, businesses, prospects, profits or condition (financial or otherwise) of the Companies, taken as a whole or the ability of the Companies to perform this Agreement.

8.5  Title to Properties.

     The Companies have good and marketable title to all the property which they purport to own (except as sold or otherwise disposed of in the ordinary course of business), free from any liens and encumbrances, except in favor of the Bank or as set forth on Exhibit D to this Agreement. Moreover, the Companies lease only that real property set forth on Exhibit G attached hereto.

8.6  Borrowing is Legal and Authorized.

     (a)  The Boards of Directors of the Companies have duly
authorized the execution and          delivery of this Agreement
and of each of the notes and documents contemplated
herein, and the note or notes executed in connection with this
Agreement will          constitute valid and binding obligations
of the Companies enforceable in accordance          with their
terms.

     (b)  The execution of this Agreement and related notes  and
documents and the          compliance by the Companies with all
the provisions of this Agreement:

          (i)  are within the corporate powers of the Companies;
and

          (ii) are legal and will not conflict with, result in
any breach of any of the               provisions of, constitute
a default under, or result in the creation of any lien
   or encumbrance upon any property of the Companies under the
provisions of,               any agreement, charter instrument,
bylaw, or other instrument to which the               Companies
are parties or by which they may be bound.

     (c)  There are no limitations in any indenture, mortgage,
deed of trust or other material          agreement or instrument
to which the Companies are now parties or by which the
Companies may be bound with respect to the payment of principal,
interest, or other          payment on the Loan.

8.7  No Defaults.

     No event has occurred and no condition exists which, but for notice or lapse of time, would constitute an Event of Default pursuant to this Agreement. None of the Companies are in violation in any material respect of any term of any, charter instrument, bylaw or other material agreement or instrument to which they are parties or by which they may be bound.

8.8  Government Consent.

     Neither the nature of the Companies or of their businesses or properties, nor any relationship between the Companies and any other entity or person, nor any circumstance in connection with the execution of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Companies as a condition to the execution and delivery of this Agreement and the notes and documents contemplated herein.

8.9  Taxes.

     (a) All tax returns required to be filed by the Companies on or before the date hereof in any jurisdiction have in fact been filed or the time for filing has been extended, and all
undisputed taxes,   assessments,  fees and other governmental
charges upon the Companies, or upon any of its respective properties, which are due and payable have been paid except as set forth in Exhibit H to this Agreement. The Companies do not know of any proposed additional tax assessment against them or their properties that would have a material adverse effect on the Companies, except as set forth in Exhibit H to this Agreement.

     (b) The provisions for taxes on the books of the Companies for their current fiscal period are adequate.

 8.10 Compliance with Law.

     The Companies:

     (a)  are not in violation of any laws, ordinances,
governmental rules or regulations to          which they are
subject, which violation might materially and adversely affect
the          business, prospects, profits, properties or
condition (financial or otherwise) of the          Companies
taken as a whole; and

     (b)  have not failed to obtain any licenses, permits,
franchises or other governmental          authorizations
necessary to the ownership of their properties or to the conduct
of their          businesses, which violation or failure to
obtain might materially and adversely affect          the
businesses, prospects, profits, properties or condition
(financial or otherwise) of          the Companies taken as a
whole.

8.11 Restrictions on Companies.

     The Companies are not parties to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects the business of the Companies. The Companies are not parties to any contract or agreement which restricts the right or ability of the Companies to incur indebtedness, other than this Agreement. The Companies have not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a lien or encumbrance, except to the Bank, except as disclosed on Exhibit D to this Agreement, and except with respect to that certain real property described in a certain Commercial Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Fixture Filing (the "MetLife Deed of Trust") dated August 28, 1995, that was executed and delivered to First American Title Insurance Company, for the benefit of MetLife Capital Financial Corporation, by Roadrunner Trucking, Inc. Except with respect to that certain real property described in the MetLife Deed of Trust, the Companies have not granted a negative pledge related to their assets under any instrument or document to which they are parties.

8.12 No Insolvency.

     On the date of the Companies' entering into the Loan and after giving effect to all indebtedness of the Companies (including the Loan), (a) the Companies (taken as a whole) will be able to pay their obligations as they become due and payable;
(b) the present fair saleable value of the Companies' assets exceeds the amount that will be required to pay their probable liability on their obligations as the same become absolute and matured; (c) the sum of the Companies' property at a fair valuation exceeds Companies' indebtedness; and (d) the Companies will have sufficient capital to engage in their respective businesses.

8.13 Locations of Companies.

     The Companies' principal places of business, chief executive offices and all locations in which the Companies maintain real or personal property (not including tractors and trailers) are set forth in Exhibit I attached hereto, the books and records of the Companies are and shall be kept at such addresses described on Exhibit I, and the Companies have no other place of business except as shown in Exhibit I.

8.14 Environmental Protection.

     Except as disclosed in Exhibit K to this Agreement, the Companies (a) have no actual knowledge of the permanent placement, burial or disposal of any Hazardous Substances (as hereinafter defined) on any real property owned, leased, or used by the Companies (the "Premises"), of any spills, releases, discharges, leaks, or disposal of Hazardous Substances that have occurred or are presently occurring on, under, or onto the Premises, or of any spills, releases, discharges, leaks or disposal of Hazardous Substances that have occurred or are occurring off the Premises as a result of the Companies' improvement, operation, or use of the Premises which would result in non-compliance with any of the Environmental Laws (as hereinafter defined); (b) are and have been in compliance with all applicable Environmental Laws; (c) know of no pending or threatened environmental civil, criminal or administrative proceedings against the Companies relating to Hazardous Substances; (d) know of no facts or circumstances that would give rise to any future civil, criminal or administrative proceeding against the Companies relating to Hazardous Substances; and (e) will not permit any of their employees, agents, contractors, subcontractors, or any other person occupying or present on the Premises to generate, manufacture, store, dispose or release on, about or under the Premises any Hazardous Substances which would result in the Premises not complying with the Environmental Laws.

     As used herein, "Hazardous Substances" shall mean and include all hazardous and toxic substances, wastes, materials, compounds, pollutants and contaminants (including, without limitation, asbestos, polychlorinated biphenyls, and petroleum products) which are included under or regulated by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section9601, et seq., the Toxic Substances Control Act, 15 U.S.C. Section2601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section6901, et seq., the Water Quality Act of 1987, 33 U.S.C. Section1251, et seq., and the Clean Air Act, 42 U.S.C. Section7401, et seq., and any state or local statute ordinance, law, code, rule, regulation or order regulating or imposing liability (including strict liability) or standards of conduct regarding Hazardous Substances (hereinafter the "Environmental Laws"), but does not include such substances as are permanently incorporated into a structure or any part thereof in such a way as to preclude their subsequent release into the environment, or the permanent or temporary storage or disposal of household hazardous substances by tenants, and which are thereby exempt from or do not give rise to any violation of the aforementioned Environmental Laws.

     Notwithstanding anything contained herein to the contrary, the Bank acknowledges that Hazardous Substances may be used on the Premises in the ordinary course of the Companies' business, but each of the Companies represents and warrants to the Bank that such Hazardous Substances shall at all times be used in accordance with all Environmental Laws. The acknowledgment by the Bank in the immediately preceding sentence shall not restrict or otherwise limit the indemnification and other obligations of the Companies under this Agreement.

 SECTION 9.  CLOSING CONDITIONS.

     The obligation of the Bank to make the Loan shall be subject to the following conditions precedent:

9.1  Opinion of Counsel.

     The Bank shall have received from counsel for the Companies such closing opinions, in form and content satisfactory to the Bank, as are required to be delivered to the Bank as of the date hereof.

9.2  Compliance with this Agreement.

     The Companies shall have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with by the Companies before or at closing.

9.3  Compliance Certificate.

     The Bank shall have received a certificate dated the date upon which this Agreement is executed and signed by an authorized officer of the Companies, certifying that the conditions specified in Section 9.2 have been fulfilled.

 9.5  Warranties and Representations.

     On the date of each advance pursuant to the Loan the warranties and representations set forth in Section 8 hereof shall be true and correct on and as of such date with the same effect as though such warranties and representations had been made on and as of such date, except to the extent that such warranties and representations expressly relate to an earlier date.

 SECTION 10.   COMPANIES' BUSINESS COVENANTS.

     The Companies covenant that on and after the date of this Agreement, so long as any of the indebtedness provided for herein remains unpaid:

10.1 Payment of Taxes and Claims.

     The Companies will pay before they become delinquent:

     (a)  all taxes, assessments and governmental charges or
levies imposed upon it or its          property; and

     (b)  all claims or demands of materialmen, mechanics,
carriers, warehousemen, landlords,          bailee and other
like persons which, if unpaid, might result in the creation of a
lien or          encumbrance upon its property,

provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings and provided further that adequate book reserves have been established with respect thereto; provided further that the Companies' title to, and their right to use, their property is not materially adversely affected thereby, and provided further that no tax liens have attached to the Companies' accounts, contract rights, chattel paper, general intangibles, or inventory. In the case of any item of the foregoing description involving in excess of the amount which the Companies' independent public accountants shall fix as the threshold of materiality for purposes of their audit of the then current year, the appropriateness of the proceedings shall be supported by an opinion of the independent counsel responsible for such proceedings and the adequacy of such reserves shall be supported by the opinion of the independent accountants.

10.2 Maintenance of Properties and Corporate Existence.

     The Companies shall:

     (a)  Property--maintain their property in good  condition
and make all renewals,          replacements, additions,
betterments and improvements thereto which are deemed necessary by the Companies;

     (b)  Insurance--maintain, (i) self insurance and (ii)
insurance with financially sound and          reputable
insurers, with respect to their properties and  businesses
against     such               casualties and  contingencies, of
such types (including but not  limited to fire and
casualty, public liability,  products liability,   larceny,
embezzlement or  other criminal          misappropriation
insurance), both such self insurance and insurance to be in such amounts as is customary in the case of  corporations of
established reputations          engaged in the same or a
similar business and similarly situated;

     (c)  Financial Records--keep true books of records and
accounts in which full and correct          entries will  be
made of all its business transactions, and  reflect in its
financial          statements adequate  accruals and
appropriations to reserves, all in accordance with generally accepted accounting principles;

     (d)  Corporate Existence and Rights--do or cause to be done
all things necessary (i) to          preserve and keep in full
force and effect their existence, rights and franchises, and
(ii)          to maintain their status as a corporation duly
organized and existing and in good          standing under the
laws of the State of their incorporation; and

     (e)  Compliance with Law--not be in violation of any laws,
ordinances, or governmental          rules and regulations to
which they are subject and will not fail to obtain any licenses, permits, franchises or other governmental authorizations
necessary to the ownership          of their properties or  to
the conduct of their businesses, which  violation or failure to obtain might materially and adversely affect the
businesses, prospects, profits,          properties or condition
(financial or otherwise) of the Companies taken as a whole.

10.3 Liens and Encumbrances, Negative Pledge.

     The Companies will not (i) cause or permit or (ii) agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of their or any of the Subsidiaries' property, whether now owned or hereafter acquired, to be subject to a lien or encumbrance to any entity or person other than the Bank, except liens or encumbrances permitted or acknowledged by Sections 8.5 (Exhibit D) or 10.4 hereof.

     In addition, except as set forth in the MetLife Deed of Trust, the Companies will not contractually agree with any other creditor or third party to provide such party a negative pledge, or other covenants similar to this Section 10.3.

10.4 Other Borrowings.

     The Companies will not create or incur any indebtedness for borrowed money, credit extensions, or advances except for (i) the Loan, (ii) insurance premium financing transactions, (iii) equipment leases and purchase money financing transactions permitted by Section 10.25 herein with respect to tractors and/or trailers and related equipment and accessories not to exceed the purchase price of such items being purchased or leased; (iv) trade debt payable in the ordinary course of the Companies' businesses, (v) purchase money financing in connection with the capital expenditures permitted by Section
10.24 herein and (vi) indebtedness to MetLife Capital Financial Corporation in a principal amount not to exceed $2,350,000 that is secured only by the property referred to in the MetLife Deed of Trust.

10.5 Contingent Liabilities.

     The Companies represent and warrant that they have no known contingent liabilities, except as set forth in Exhibit J to this Agreement. The Companies will not guarantee, indorse or otherwise become surety for or upon the obligations of others, except (i) by indorsement of negotiable instruments for deposit or collection in the ordinary course of business, (ii) the Companies's liability for fuel tax bonds, and (iii) in connection with the borrowings permitted pursuant to paragraph
10.4 above.

10.6 Loans and Advances by the Companies.

     The Companies will not make any loans or advances to any inactive subsidiaries, including without limitation those entities designated on Exhibit E to this Agreement as inactive subsidiaries (the "Inactive Subsidiaries"), or to any other person, corporation or entity; provided, however, the Companies may make advances to owner-operators, trip lessors, and commissioned agents in the ordinary course of business not to exceed the aggregate amount outstanding at any one time of $6,000,000. Notwithstanding the foregoing, the Companies shall be permitted to make loans to any entity comprising the Companies in such amounts, from time to time, as they may deem necessary and appropriate.

10.7 Acquisition of Capital Stock.

     So long as the Loan is outstanding, the Companies will not purchase, redeem, or otherwise acquire or retire any of its capital stock, bonds or warrants, rights, or options to acquire stock of the Companies, without the prior written consent of the Banks, which consent shall not be withheld unreasonably.

10.8    Investments.

     None of the Companies shall purchase for investment securities of any kind except securities, or other financial instruments or obligations acquired through the Bank's Prime Interest Program, shares of the capital stock of LTV Steel Company, Inc. owned by any of the Companies as of the date hereof, bonds or other obligations of the United States, certificates of deposit issued by commercial banks or building and loan associations and commercial paper rated at least A-1 or P-1 and having a maturity of no more than one year, securities rated at least Aaa by Moody Investor Services, Inc. or at least AAA by Standard & Poors, or other marketable securities having a market value not to exceed the sum of $500,000.00 in the aggregate outstanding at any one time. None of the Companies shall hereafter make any investment in any of the Inactive Subsidiaries, whether by means of loan or advance, contribution of capital, contribution of assets, acquisition, sale, lease, transfer or other disposition of assets, or otherwise.

10.9 Sale of Accounts; No Consignment.

     The Companies shall not sell, assign, or encumber, except to the Bank and to Transport Clearings East, Inc. in respect of the accounts of Eck Miller Transportation Corporation, Inc., Advanced Distribution System, Inc., Roadrunner Trucking, Inc. and Roadrunner Distribution Services, Inc. pursuant to certain Intercreditor Agreements between the Bank and Transport Clearings East, Inc. and other agreements satisfactory to the Bank in its sole discretion, any of their Accounts or notes receivable. The Companies shall use their best efforts to discontinue as soon as practicable their practice of selling or assigning accounts to Transport Clearings East, Inc., as permitted by this paragraph. The Companies shall not permit any of their Inventory to be sold or transferred on consignment or acquire or possess any of their Inventory on consignment.

10.10     Minimum Security.

     The Companies shall maintain, as minimum security for the Revolving Loan and Letters of Credit, Eligible Accounts, Eligible Unbilled Accounts, and Eligible Maintenance Inventory having an aggregate value such that the aggregate stated amount of the Letters of Credit plus the outstanding principal balance of the Revolving Loan shall not exceed the Borrowing Base.

10.11     Management.

     The Borrower shall not after the date of this Agreement permit any material change in the persons occupying the positions of President, Chief Executive Officer or Chief Operating Officer of the Borrower without the prior written consent of the Bank, which consent will not be withheld unreasonably.

10.12     Book Net Worth.

     The Companies shall achieve a Book Net Worth of not less than:

     $22,500,000.00 as of December 31, 1995;

     $22,000,000.00 as of June 30, 1996;

     $22,500,000.00 as of December 31, 1996;

     $23,000,000.00 as of June 30, 1997;

     $23,500,000.00 as of December 31, 1997;

     $24,250,000.00 as of June 30, 1998; and

     $25,000,000.00 as of December 31, 1998, and continuing at all times thereafter.

  10.13.    Ratio of Total Liabilities to Book Net Worth.
 The Companies shall achieve a ratio of Total Liabilities to Book Net Worth of not greater than (a) 3.50 to 1.00 as of December 31, 1995; (b) 3.00 to 1.00 as of June 30, 1996; (c)
3.00 to 1.00 as of December 31, 1996; (d) 2.50 to 1.00 as of
December 31, 1997, and (e) 2.00 to 1.00 as of December 31, 1998 and continuing at all times thereafter.

10.14     Current Ratio.

     The Companies, on a combined and consolidated basis, shall achieve a ratio of current assets to current liabilities of not less than (a) 0.90 to 1.00 as of December 31, 1995, (b) 1.00 to
1.00 as of December 31, 1996, (c) 1.00 to 1.00 as of December 31, 1997, (d) 1.10 to 1.00 as of December 31, 1998, and (e) 1.20
to 1.00 as of June 30, 1999, and continuing at all times thereafter.

      10.15     Sale of Assets; Merger.

     The Companies, without the prior written consent of the Bank, which consent will not be withheld unreasonably, except in the ordinary course of business, will not sell, lease, transfer, or otherwise dispose of, any of their assets. In addition, the Companies, without the prior written consent of the Bank, which consent will not be withheld unreasonably, will not consolidate with or merge into any other entity, or permit any other entity to consolidate with or merge into it. The Companies, without the prior written consent of the Bank, which consent will not be withheld unreasonably, will not acquire all or substantially all of the assets or business of any other company, person or entity. The Companies, without the prior written consent of the Bank, which consent will not be withheld unreasonably, will not create or acquire any direct or indirect subsidiaries, or conduct business under any tradenames. In obtaining the consent of the Bank with respect to any proposed transaction referred to in this Section 10.15, the Companies shall provide to the Bank all such information as the Bank reasonably deems necessary to enable it to evaluate such transaction.

10.16     ERISA.

     The Companies shall with respect to any employee benefit pension plan under Title IV of the Employee Retirement Income Security Act, as amended, established, now or hereafter, by the Companies, any subsidiary of the Companies, or any business under common control with the Companies, or to which the Companies, any subsidiary, or any business under common control with the Companies is, now or hereafter, required to contribute:

     (a)  at all times make prompt payment of contributions
required to meet the minimum          funding standards set
forth in Section 302 through 305 of ERISA with respect to its plan,

     (b)  promptly, after the filing thereof, furnish to the
Bank copies of each annual report          required to be filed
pursuant to Section 103 of ERISA in connection with their plan for the plan year, including any certified financial
statements or actuarial statements          required pursuant to
said Section 103,

     (c)  notify the Bank immediately of any fact,  including,
but not limited to, any          "Reportable Event," as that
term is defined in Section 4043 of ERISA, arising in connection with the plan which might constitute grounds for
termination  thereof by          the Pension Benefit Guaranty
Corporation or for the appointment by the appropriate
United States District Court of a Trustee to administer the plan, and

     (d)  notify the Bank upon becoming aware of any "Prohibited
Transaction" as that term          is defined in Section 406 of
ERISA.

The Companies will not:

     (e)  engage in any "Prohibited Transaction," which
violation might materially and          adversely affect the
business, prospects, profits, properties or condition (financial
or          otherwise) of the Companies; or

     (f)  terminate any such plan in a manner which could result
in the imposition of a lien on          the property of the
Companies pursuant to Section 4068 of ERISA.

10.17     Lock-box and Collection of Accounts.

      The Companies shall cause all accounts, accounts receivable, and contract rights to be collected through a lock-box arrangement with the Bank that includes a "blocked" account at Norwest Bank - New Mexico or any successor thereof, and shall execute such agreements with respect to the same in form and substance satisfactory to the Bank. Upon request of the Bank at any time after an occurrence of an Event of Default under this Agreement, the Companies agree to notify all of their account debtors and indicate on all billings that the accounts are payable to the Bank.

10.18     Concentration Account.

     If the Companies make collections on any of the accounts, accounts receivable, or contract rights, they shall hold the proceeds received from collections in trust for the Bank, and turn over all checks, drafts, cash and other remittances and proceeds to the Bank each business day in the exact form in which they are received. Said proceeds and the monies or other funds collected through the lock-box account described in the immediately preceding paragraph shall be deposited in a concentration account maintained with the Bank (the "Concentration Account"). The Bank shall apply the whole or any part of the collected funds on deposit in the Concentration Account against the principal and/or interest of the Revolving Loan, the Term Loan, or any other indebtedness or obligation of the Companies. The Companies shall execute any and all supporting documentation in form and content satisfactory to the Bank to effectuate the foregoing lock-box and concentration account arrangements.

10.19     Controlled Disbursement Account.

     The Companies shall maintain with the Bank controlled disbursement accounts and shall execute such documents in form and content satisfactory to the Bank as may be necessary to effectuate the foregoing.

10.20     Deposits with the Bank.

     The Companies represent and warrant that they maintain all of their operating and deposit accounts with the Bank except for
(a) Account No. 7650595 maintained by Roadrunner Trucking, Inc. with Norwest Bank - New Mexico, (b) Account No. 2-100098-0 maintained Eck Miller Transportation Corporation with Farmers State Bank in Rockport, Indiana, (c) Accounts 2010774743, 2010772983, 05296DH010, and 05296DD0118 with the Bank of N.T.
Butterfield & Son, Limited maintained by RWI COMPANY Ltd., (d) Account No. 031203054 maintained by Intrenet, Inc. with United Jersey Bank, (e) Account No. L31025-1 maintained by Intrenet, Inc. with AIGRM Liquid Asset, Pool, (f) Account No. 0596001053 maintained by Advanced Distribution System, Inc. with First City, Texas, (g) Account Nos. 7650595, 7655155, and 07675814
maintained by Roadrunner Trucking, Inc. with Norwest Bank - New Mexico, (h) Account No. 7300195018 maintained by Roadrunner Trucking, Inc. with MBank, (i) Account No. 0020078714 maintained by Roadrunner Trucking, Inc. with Western Bank, (j) Account No. 55028115 maintained by Roadrunner Trucking, Inc. with Citibank,
(k) Account No. 0596001046 maintained by Roadrunner Trucking, Inc. with First City Bank-Houston, and (1) Account No. 297500767 maintained by Roadrunner Enterprises, Inc. with Norwest Bank New Mexico. The Companies shall maintain all of their operating and deposit accounts with the Bank, except for the accounts specified above, and shall cause RWI COMPANY Ltd. (except as specified above) and all of the Inactive Subsidiaries to maintain all deposit accounts, cash equivalents and monies or securities constituting insurance reserves with the Bank.

10.21     Environmental Compliance and Indemnification.

     The Companies hereby indemnify the Bank and hold the Bank harmless from and against any loss, damage, cost, expense or
liability     (including strict liability)  directly or
indirectly arising from or attributable to the generation, storage, release, threatened release, discharge, disposal or presence (whether prior to or during the term of the Loan) of Hazardous Substances on, under or about the Premises (whether by the Companies or any employees, agents, contractor or subcontractors of the Companies or any predecessor in title or any third persons occupying or present on the Premises), or the breach of any of the representations and warranties regarding the Premises, including, without limitation: (a) those damages or expenses arising under the Environmental Laws; (b) the costs of any repair, cleanup or detoxification of the Premises, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; (c) damage to any natural resources; and (d) all reasonable costs and expenses incurred by the Bank in connection with clauses (a), (b) and (c) including, but not limited to reasonable attorneys' fees.

     The indemnification provided for herein shall not apply to any losses, liabilities, damages, injuries, expenses or costs which: (i) arise from the gross negligence or willful misconduct of the Bank, or (ii) relate to Hazardous Substances placed or disposed of on the Premises after the Bank acquires title to the Premises through foreclosure or otherwise.

10.22     Cash Dividends and Other Distributions.

     The Borrower shall not declare or pay any cash dividends.
The Borrower shall make no other distributions of any kind to shareholders.

10.23     Capital Expenditures.

     The Companies will not make any expenditure for fixed or capital assets (excluding truck tractors and trailers), including by way of the incurrence of capitalized leased obligations, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles or otherwise, in excess of $3,300,000.00 during the fiscal year ending December 31, 1996 and during each fiscal year thereafter.

10.24    Expenditures for Tractor and Trailer Fleet

     The Companies will not make any expenditure for truck tractors or trailers, including by way of the incurrence of capitalized lease obligations, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles, obligations arising under or in connection with conditional sales contracts, operating leases, or conventional financing, or otherwise, in excess of (i) $35,000,000.00 during the fiscal year ending December 31, 1996;
(iii) $45,000,000.00 during the fiscal year ending December 31, 1997; (iv) $45,000,000.00 during the fiscal year ending December 31, 1998; and (v) $45,000,000.00 during the fiscal year ending December 31, 1999.

10.25     Corporate Overhead Allocation Accounting Between the
Borrower and the Subsidiaries.

     Each Subsidiary shall pay to the Borrower during each fiscal year during the term of this Agreement, a fee in consideration of the benefits received by such Subsidiary in connection with the Loan, the services provided to such Subsidiary by the Borrower in connection with the Loan and corporate office overhead and charges in the aggregate amount of two percent of such Subsidiary's gross revenues during such fiscal year.

 SECTION 11.   INFORMATION AS TO THE COMPANIES.

     The Companies shall deliver for themselves and for the Subsidiaries the following to the Bank:

     (a)  within 30 days after the end of each month, financial
statements, including a balance          sheet and statements of
income and surplus and consolidated and consolidating
schedules, that fairly represent the Companies' financial
condition as of the end of          such period;

     (b)  within 45 days after the end of each fiscal quarter, a
statement signed by the president          or  chief financial
officer of the Borrower certifying that the Companies are in compliance with terms of this Agreement and that the
financial statements contained          in the Companies' most
recent report filed with the Securities and Exchange
Commission on Form 10-Q fairly represent the Companies'
financial condition as of          the end of such period;

     (c)  within 90 days of the end of each fiscal year,
unqualified, audited financial statements          prepared on a
consolidated basis in accordance with Generally Accepted
Accounting          Principles and certified by independent
public accountants satisfactory to the Bank,          containing
a balance sheet, statements of income and surplus, statements of
cash flows          and reconciliation of capital accounts,
along with any management letters written by          such
accountants;

     (d)  within 90 days of the end of each fiscal year,
financial statements prepared on a          consolidating basis
in accordance with Generally Accepted Accounting Principles, containing a balance sheet, statements of income and surplus;

     (e)  within 90 days of the end of each fiscal year, a
statement or letter signed by the          Companies'
independent public accountants certifying that upon the basis of
the          procedures described in such statement or letter,
nothing has come to their attention          that would lead
them to believe that the Companies are in violation of the terms
of          this Agreement;

     (f)  within 45 days after the end of each calendar month, a
statement or reconciliation          signed by the president or
chief financial officer of the Borrower certifying the calculation of the Borrowing Base as of the end of such period;

     (h)  immediately upon the filing or release, as the case
may be, copies of any Securities          and Exchange
Commission disclosures, filings, documents or any press releases;

     (i)  within 20 days after the end of each month, a report,
setting forth the number and          dollar total of accounts
receivable of the Companies past due for not more than 30
 days, the number and dollar total past due for not more than 60
days, and the number          and dollar total past due for more
than 60 days;

     (j)  within 20 days after the end of each month, a report,
setting forth the number and          dollar total of accounts
receivable of the Companies that have not yet been invoiced to the account debtor; and

     (k)  at the request of the Bank, such other information as
the Bank may from time to time          reasonably require.

 SECTION 12.   EVENTS OF DEFAULT.

12.1 Nature of Events.

     An "Event of Default" shall exist if any of the following occurs and is continuing:

     (a)  the Companies fail to make any payment of interest or
principal, or other payment due          on any note or letter
of credit reimbursement agreement executed in connection with this Agreement on or before five business days after the date such payment is due;

     (b)  any of the Companies fail to perform or observe any
covenant contained in Sections          5, 7, 10.1 or 10.25 of
the Agreement;

     (c)  any of the Companies fail to perform or observe any
covenant contained in Sections          10.2(a)-(d), 10.3
through 10.11, 10.15, or 10.17 through 10.21 of this Agreement
and          such failure continues for more than five (5)
business days after such failure shall first          become
known to any officer of the Companies;

     (d)  any of the Companies fail to comply with any other
provision of this Agreement or          of any of the security
agreements, mortgages, agreements, notes, instruments or documents executed in connection herewith, and such failure
continues for more than          ten (10) business days after
such failure shall first become known to any officer of the Companies;

     (e)  any warranty, representation or other statement by or
on behalf of any of the          Companies contained in this
Agreement or in any instrument furnished in compliance with or in reference to this Agreement is false or misleading in any material respect;

     (f)  any of the Companies become insolvent, or makes an
assignment for the benefit of          creditors, or consents to
the appointment of a trustee, receiver or liquidator;

     (g)  bankruptcy, reorganization, arrangement, insolvency or
liquidation proceedings are          instituted by or against
any of the Companies;

     (h)  a final judgment or judgments, from which no further
right of appeal exists, for the          payment of money
aggregating in excess of $500,000.00 is or are outstanding
against          any of the Companies and any one of such
judgments has been outstanding for more          than 30 days
from the date of its entry and has not been discharged in full or stayed;

     (i)  a default occurs and continues beyond the expiration
of any grace or cure period          under any material
instrument of indebtedness to which any of the Companies are parties and results in an acceleration of such indebtedness;
or

     (j)  any of the Companies fail to maintain, with
financially sound and reputable insurers,          liability
insurance in such amounts as is customary in the case of
corporations of          established reputations engaged in the
same or a similar business and similarly          situated.

 12.2 Default Remedies.

     (a) Acceleration--If an Event of Default exists, the Bank may immediately exercise any right, power or remedy permitted to the Bank by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal and all interest accrued on all notes and any other obligations then outstanding pursuant to this Agreement to be forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Companies.

     (b) Nonwaiver--No course of dealing on the part of the Banks nor any delay or failure on the part of the Bank to exercise any right shall operate as a waiver of such right or otherwise prejudice the Bank's rights, powers and remedies.

     (d) Set-Off--Upon the occurrence and continuance of any Event of Default hereunder, the Bank is hereby authorized at any time and from time to time without notice to the Companies (any such notice being expressly waived by the Companies) and to the fullest extent permitted by law to set-off and apply any and all deposits, general or special, time or demand, provisional or final at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Companies against any and all obligations of the Companies to the Bank now or hereafter existing under this Agreement, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be unmatured.

 SECTION 13.  DEFINITIONS.

     For the purpose of this Agreement, the following terms shall have the following meanings:

13.1 "Account Debtor" shall have the meaning set forth in
Section 1.6 hereof.

13.2 "Agent" is defined in the Recitals hereof.

13.3 "Agreement" is defined in the preamble.

13.4 "Bank" is defined in the preamble.

13.5 "Banks" is defined in the Recitals hereof.

13.6 "Book Net Worth" shall mean at a particular date all
amounts which would be included under     "shareholders' equity"
on a consolidated balance sheet of the Companies, including
preferred     stock, common stock, retained earnings, and
paid-in capital, all as determined in accordance     with
Generally Accepted Accounting Principles consistently applied as
of such date. Book     Net Worth shall not include any
subordinated debt

13.7 "Borrower" is defined in the preamble.

13.8 "Borrowing Base" shall have the meaning set forth in
Section 1.6 hereof.

13.9 "Companies" is defined in the preamble.

13.10 "Concentration Account" shall have the meaning set forth in Section 10.9 hereof.

13.11     "Default" shall have the same meaning as "Event of
Default" as set forth in Section 12.1          hereof.

13.12 "Eligible Accounts" shall have the meaning set forth in Section 1.6 hereof.

13.13 "Eligible Maintenance Inventory" shall have the meaning set forth in Section 1.6 hereof.

13.14 "Eligible Unbilled Accounts" shall have the meaning set forth in Section 1.6 hereof.

13.15 "Environmental Laws" shall have the meaning set forth in Section 8.14 hereof.

13.16 "Event of Default" shall mean any of the events specified in Section 12.1 hereof.

13.17     "Generally Accepted Accounting Principles" shall mean,
unless the context otherwise          requires, that all
accounting terms shall be determined in accordance with
generally accepted          accounting principles, consistently
applied.

13.18 "Hazardous Substances" shall have the meaning set forth in Section 8.14 hereof.

13.19 "Inactive Subsidiaries" shall have the meaning set forth in Section 10.6 hereof.

13.20 "Letters of Credit" shall have the meaning set forth in Section 1.3 hereof.

13.21 "Loan" shall have the meaning set forth in Section 1 hereof.

13.22 "MetLife Deed of Trust" shall have the meaning set forth in Section 8.11 hereof.

13.23     "National City" is defined in the Recitals hereof.

13.24 "1988 Loan Agreement" shall have the meaning set forth in recitals hereof.

13.25 "1989 Loan Agreement" shall have the meaning set forth in recitals hereof.

13.26 "1991 Loan Agreement" shall have the meaning set forth in recitals hereof.

13.27 "1993 Loan Agreement" shall have the meaning set forth in recitals hereof.

13.28 "1988 Loan Documents" shall have the meaning set forth in recitals hereof.

13.29 "1989 Loan Documents" shall have the meaning set forth in recitals hereof.

13.30 "1991 Loan Documents" shall have the meaning set forth in the recitals hereof.

13.31 "1993 Loan Documents" shall have the meaning set forth in the recitals hereof.

13.32     "Premises" shall have the meaning set forth in Section
8.14 hereof.

13.33 "Prime Commercial Rate" shall have the meaning set forth in Section 2.1 hereof.

13.34 "Prohibited Transaction" shall have the meaning set forth in Section 406 of ERISA.

13.35     "Reportable Event" shall have the meaning set forth in
Section 4043 of ERISA.

13.36 "Revolving and Term Loan Fee" shall have the meaning set forth in Section 6.1 hereof.

13.37     "Revolving Loan" shall have the meaning set forth in
Section 1.1 hereof.

13.38     "Revolving Loan Interest Payment Dates" shall have the
meaning set forth in Section 2.1          hereof.

13.39 "Revolving Loan Termination Date" shall have the meaning set forth in Section 1.1 hereof.

13.40     "Security Agreement" shall mean those agreements among
and between the Banks and          Companies which further
evidence and describe the security interests granted by
Companies          pursuant to the Agreement.

13.41     "Standby Letter of Credit Reimbursement Agreement"
shall mean the Agreement among the          Bank and the
Companies with respect to the repayment of advances under any of
the Letters          of Credit.

13.42     "Subsidiaries" is defined in the preamble.

13.43     "Term Loan" shall have the meaning set forth in
Section 1.2 hereof.

13.44 "Term Loan Interest Payment Dates" shall have the meaning set forth in Section 2.1 hereof.

13.45 "Term Loan Termination Date" shall have the meaning set forth in Section 1.2 hereof.

13.46     "Total Liabilities" shall mean with respect to the
Companies (a) all indebtedness for borrowed          money or
for the deferred purchase price of property or services, (b) any
other indebtedness          which is evidenced by a note, bond,
debenture or similar instrument, (c) all obligations with
 respect to any letter of credit issued for the account of any
of the Companies, (d) all          obligations in respect of
acceptances issued or created for the account of any of the
   Companies, (e) lease obligations which, in accordance with
GAAP, should be capitalized, (f)          all liabilities
(including lease obligations) secured by any lien or encumbrance
on any property          owned by any of the Companies even
though any such Company has not assumed or          otherwise
become liable for the payment thereof, (g) all obligations with
respect to interest          rate protection agreements (valued
at the termination value thereof computed in accordance
with a method approved by the International Swap Dealer's
Association), and (i) all other          obligations which, in
accordance with GAAP, would be classified upon a balance sheet
as          liabilities (except capital stock and surplus
earned).

 SECTION 14.   MISCELLANEOUS.

14.1 Notices.

     (a) All communications under this Agreement or under the notes or reimbursement agreements executed pursuant hereto shall be in writing and shall be mailed by first class mail, postage prepaid,

          (1)  if to the Bank, at the following address, or at
such other address as may have               been furnished in
writing to the Companies by the Bank:

               The Huntington National Bank               41
South High Street               P.O. Box 1558               HCO
431               Columbus, Ohio 43216               Attn:
Raymond J. Feldman, Vice President

          (2)  if to the Companies, at the following address, or
at such other address as may               have been furnished
in writing to the Bank by the Companies:

               Intrenet, Inc.               400 TechneCenter
Drive, Suite 200               Milford, OH 45150
Attn:  Jonathan G. Usher, Vice President-Finance

     (b) any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed.

14.2 Reproduction of Documents.

     This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Bank at the closing or otherwise, and (c) financial statements, certificates and other information previously or hereafter furnished to the Bank, may be reproduced by the Bank by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Bank may destroy any original document so reproduced. The Companies agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Bank in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

14.3 Survival, Successors and Assigns.

     All warranties, representations, and covenants made by the Companies herein or on any certificate or other instrument delivered by them or on their behalf under this Agreement shall be considered to have been relied upon by the Bank and shall survive the closing of the Loan regardless of any investigation made by the Bank on their behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Companies. This Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of each of the parties.

14.4.     Amendment and Waiver, Duplicate Originals, and
References  to the Agreement.

     This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Companies and the Bank; provided however that nothing herein shall change the Bank's sole discretion (as set forth elsewhere in this Agreement) to make advances, determinations, decisions or to take or refrain from taking
other actions.   No delay or failure or other course of conduct
by the Bank in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. Any references to this Agreement that are contained in any documents executed in connection herewith shall be deemed to constitute a reference to this Agreement as the same may hereafter be amended, modified or restated.

14.5 Uniform Commercial Code and Generally Accepted Accounting
Principles.

     Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code as enacted in Ohio shall have the meaning stated therein, and all accounting terms shall be determined in accordance with generally accepted accounting principles, consistently applied.

14.6 Enforceability and Governing Law.

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, as to such jurisdiction, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. All of the Bank's rights and remedies, whether evidenced hereby or by any other agreement or instrument, shall be cumulative and may be exercised singularly or concurrently. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. The Companies agree that any legal suit, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court of appropriate subject matter jurisdiction located in the City of Columbus, Ohio; waives any objection which it may have now or hereafter to the venue of any suit, action or proceeding; and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

14.7 Waiver of Right to Trial by Jury.

     EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE: AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

14.8 Term of Agreement.

     The term of this Agreement shall commence with the date hereof and end on the date when, after written notice from either party to the other that no further loans are to be made hereunder, the Companies pay in full the Loan and all other fees and obligations of the Companies to the Bank set forth in this Agreement or in any other agreement in favor of the Bank, and the Bank has no further obligations of any type to the Companies.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed and delivered as of the date and year first set forth above.

                              BORROWER:

                              INTRENET, INC.

                              By:


                              Its:


                              SUBSIDIARIES:

                              ADVANCED DISTRIBUTION SYSTEM, INC.

                              By:


                              Its:


                              ECK MILLER TRANSPORTATION CORPORATION

                              By:


                              Its:


                              MID-WESTERN TRANSPORT INC.

                              By:


                              Its:


                              ROADRUNNER ENTERPRISES, INC.


                              By:


                              Its:


                              ROADRUNNER TRUCKING, INC.

                              By:


                              Its:


                              ROADRUNNER DISTRIBUTION SERVICES, INC.

                              By:


                              Its:


                              ROADRUNNER INTERNATIONAL SERVICES, INC.

                              By:


                              Its:


                              THE BANK:

                              THE HUNTINGTON NATIONAL BANK

                              By:


                              Its:


EXHIBIT 10.1

 COLUMBUS/0131624.05